EXHIBIT 10.1

EXECUTION VERSION

NINTH AMENDMENT TO AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS NINTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of August 8, 2014 is entered into among AGC FUNDING CORPORATION (the “Seller”), AMERICAN GREETINGS CORPORATION (“Greetings”), in its capacity as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), and PNC BANK, NATIONAL ASSOCIATION (in its individual capacity, “PNC”), as a purchaser agent, as Administrator for each Purchaser Group (in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and permitted assigns in such capacity, the “LC Bank”).

RECITALS

1.          The Seller, the Servicer, the Administrator, PNC and the LC Bank are parties to the Amended and Restated Receivables Purchase Agreement dated as of October 24, 2006 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement” and as amended by this Amendment, the “Agreement”).

2.          Concurrently herewith, PNC, the Seller and the Servicer are entering into that certain Purchaser Group Fee Letter, dated as of the date hereof (the “Amended Fee Letter”).

3.          The parties hereto desire to amend the Existing Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.          Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Existing Agreement shall have the same meanings herein as therein defined.

2.          Amendments to Existing Agreement. The Existing Agreement is hereby amended as follows:

(a)        Section 1.2(a) of the Existing Agreement is hereby amended (i) by deleting the phrase “at least two Business Days before the requested Purchase Date” where it appears therein and substituting the phrase “on the requested Purchase Date” therefor and (ii) by deleting the time “4:00 p.m. (New York time)” in each instance where it appears therein and substituting the time “3:00 p.m. (New York time)” therefor.

(b)        Clause  (i) of Section 1.4(f) of the Existing Agreement is hereby restated in its entirety as follows:

(i)      the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice no later than 11:00 a.m. (New York time) on either (A) the proposed date of commencement of such reduction or (B) the proposed date of such reduction, as applicable (such notice shall include the amount of such proposed reduction and either the proposed date on which such reduction will commence or the proposed date of such reduction, as applicable);

(c)        Clause (ii) of Section 1.4(f) of the Existing Agreement is hereby restated in its entirety as follows:

(ii)      (A) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction or (B) the Seller shall remit to each Purchaser Agent ratably according to the aggregate of the Investment of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the related Purchasers in such Purchaser Agent’s Purchaser Group), no later than 3:00 p.m. (New York time), in immediately available funds, an amount equal to the desired amount of such reduction; and

(d)        The definition of “Scheduled Termination Date” set forth in Exhibit I to the Existing Agreement is hereby replaced in its entirety with the following:

            “Scheduled Termination Date” means August 7, 2015.

3.          Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to each Purchaser and the Administrator as follows:

(a)        Representations and Warranties. The representations and warranties of such Person contained in Exhibit III of the Agreement are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date, and in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(b)        Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Agreement are such Person’s valid and legally binding obligations, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)        No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

4.          Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

5.          Effectiveness. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a)        the Administrator has received counterparts of (i) this Amendment executed by each of the other parties hereto and (ii) the Amended Fee Letter executed by each of the parties thereto; and

(b)        the “Amendment Fee” (as defined in the Amended Fee Letter) shall have been paid in full in accordance with the Amended Fee Letter.

6.          Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereof by facsimile or by email of a .pdf copy thereof shall be effective as delivery of an originally executed counterpart hereof.

7.          Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including for such purpose Sections 5-1401 and 5-1402 of the general obligations law of the State of New York).

8.          Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

(continued on following page)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AGC FUNDING CORPORATION, as Seller

By:	/s/ Guilherme de Mello
Name: Guilherme de Mello
Title: Treasurer

AMERICAN GREETINGS CORPORATION, as Servicer

By:	/s/ Guilherme de Mello
Name: Guilherme de Mello
Title: Treasurer

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PNC BANK, NATIONAL ASSOCIATION, as Administrator
By:	/s/ Robyn Reeher
Name: Robyn Reeher
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Purchaser Agent
By:	/s/ Robyn Reeher
Name: Robyn Reeher
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as LC Bank
By:	/s/ Robyn Reeher
Name: Robyn Reeher
Title: Vice President

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